As filed with the Securities and Exchange Commission on
                                                                May 29, 2001
                                                   SEC Registration No _____.

                   U.S. Securities and Exchange Commission
                            Washington, D.C. 20549

                                  Form SB-2
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            NEW POLITICS.COM, INC.
                (Name of Small Business Issuer in its Charter)

     Nevada                          7310                     Pending
_______________                ___________________       ________________
(State or jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
of incorporation)          Classification Code Number)   Identification No.)

                 2530 South Rural Road, Tempe, Arizona 85282
           _______________________________________________________
        (Address and telephone number of principal executive offices)

                                Same as above
       _______________________________________________________________
             (Address of principal place of business or intended
                         principal place of business)

                                Kurt Prestwich
                            7640 Oyster Cove Drive
                           Las Vegas, Nevada 89128
                                (702) 254-5164
              _________________________________________________
          (Name, address and telephone number of agent for service)

                               With copies to:
                             David M. Rees, Esq.
                      2735 East Parley's Way, Suite 303
                          Salt Lake City, Utah 84109
                                (801) 532-3555

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c ) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
                                    Proposed       Proposed
Title of each                       maximum        maximum        Amount of
class of securities  Amount to      offering price aggregate      registration
to be registered     be registered  per share      offering price fee
-------------------- -------------  -------------- -------------- ------------

Common               12,010,180     $0.001         $0.00          $3.34
______________________________________________________________________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                  Prospectus

                            NEW POLITICS.COM, INC.
                            2530 South Rural Road
                             Tempe, Arizona 85282

                       12,010,180 Shares - Common Stock

     The shares offered by this prospectus are being offered exclusively to shareholders of Politics.com, Inc., a Delaware corporation ("Politics") as of January 5, 2001 (the "Distribution Date"). On the Distribution Date, Politics was the owner of 100% of the outstanding common stock of New Politics.com, Inc., a Nevada corporation (the "Company", or "New Politics"). Each shareholder of Politics at the time of the Distribution Date shall receive one share of New Politics for each share of Politics held by such person on the Distribution Date.

     There is no public market for our common stock. We intend to apply for a listing on the OTC Bulletin Board. We do not have a proposed symbol.
              ________________________________________________

     Investing in our common stock involves risks that are described in the "Risk Factors" section beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.
______________________________________________________________________________


     The shares are being distributed by the Company.

                  The date of this prospectus is _____, 2001

                              TABLE OF CONTENTS

Prospectus Summary                                                        3

Risk Factors                                                              4

Forward-looking Statements                                                7

Use of Proceeds                                                           7

Legal Proceedings                                                         7

Directors, Executive Officers, Promoters and Control Persons              8

Security Ownership of Certain Beneficial Owners and Management            8

Description of Securities                                                 8

Experts                                                                   9

Description of Business                                                  10

Plan of Operation                                                        13

Description of Property                                                  16

Certain Relationships and Related Transactions                           16

Market for Common Equity and Related Stockholder Matters                 17

Executive Compensation                                                   17

Financial Statements                                                     F-1

                              Prospectus Summary

     You should read the entire prospectus carefully, especially the risks associated with owning our common stock discussed under "Risk Factors".

The Company
-----------

     We were incorporated on December 1, 2000 in the State of Nevada as a wholly owned subsidiary of Politics.com, Inc., a Delaware corporation ("Politics"). On December 1, 2000, we acquired all of the assets and liabilities of Politics. On January 31, 2001, the shareholders of Politics approved the distribution of all of our shares to the shareholders of Politics as of January 5, 2001, with each shareholder of Politics receiving one share of the Company's common stock for each share of Politics held by such shareholder on January 5, 2001.

     Our principal offices are currently located at 2530 South Rural Road, Tempe, Arizona 85282. Our telephone number is (480) 731-9100.

The Offering
------------

     Each shareholder of Politics as of January 5, 2001 will receive the same number of shares of the Company's common stock as such shareholder held in Politics as of January 5, 2001. No other persons will receive any shares of our common stock in this offering.

Use of Proceeds
---------------

     The Company will receive no proceeds from this offering.

                                 Risk Factors

COMPETITORS AND COMPETITIVE FACTORS AFFECTING OUR BUSINESS

The market for Internet products, services and advertising and commerce is intensely competitive, and we expect that competition will continue to intensify. We believe that the principal competitive factors in these markets are name recognition, distribution arrangements, functionality, performance, ease of use, the number of value-added services and features, and quality of support. Our primary competitors are other companies providing portal and online community services such as Yahoo, Lycos, and AOL. We do not believe, however, that any of these competitors provide the same scope of services such as those we intend to offer. In the event that any of these companies offer services similar to ours, we could lose a substantial portion of our user traffic and could suffer adverse consequences because our competitors, among other things, may be more diversified, have greater resources and greater name recognition than us. Although we believe that our commitment to providing quality and consistent services and products will enable us to compete effectively with our competitors, our failure to keep pace with rapidly changing technology could have a material adverse effect on our operations and financial condition.

ACQUIRING AND DEVELOPING CONTENT AND FEATURES FOR THE POLITICS.COM COMMUNITY

We intend to develop partnerships with a wide variety of media sources, strategic partners and content providers. We do not expect many of these partnerships will involve the exchange of funds between us and the other party. Instead we expect to engage in barter transactions where we will offer our services and the opportunity to advertise on our Web site as consideration to these potential partners. Developing these relationships will allow us to increase our Web site content that should enable us to attract and retain Internet users of our Web site and to solidify our position as an easy-to-use interface for political information. We also plan to license technology and information from third parties where appropriate in order to increase the content of our Web site. We cannot assure, however, that we will be able to develop these relationships or obtain the funds necessary to enter into any licensing agreements with third parties. Our failure to develop these relationships or enter into license agreements for technology could have a material adverse effect on our business and results of operations.

OUR CONTENT

We intend to maintain a non-partisan Web site that contains balanced content and presents all credible points of view. Content will generally be provided by third parties, including individual users. If we create original content, we will indicate to the user that we were the author of the content. If the content is someone else's opinion, we will clearly designate the material as the opinion of that author and not as the views of

Politics.com. Our employees who are responsible for the content of our Web site are trained to be as objective as possible in the selection of third party content, so that the site remains non-partisan. We intend to be balanced in our presentation of different points of view and will allow any point of view to be posted in the communities area of our Web site, provided that the expression of such points of view does not violate applicable laws. We believe, however, that many diverse groups will use the communities area of our Web site to maintain and provide information that might not otherwise be generally found on the World Wide Web.

PROPRIETARY RIGHTS

     We believe our ability to compete effectively depends to a significant extent on our ability to protect our proprietary information. We will rely primarily upon confidentiality procedures, trade secrets and trademark and trade name laws to protect our intellectual property rights.

     We plan to enter into confidentiality agreements with our key employees and our marketing partners, and will generally control access to our technology, software and other proprietary information. Despite these precautions, however, it may be possible for competitors or customers to copy all or part of our technology or to obtain information that we regard as proprietary. Furthermore, we cannot assure you that others will not independently develop technology similar to ours. Misappropriation of our technology or development by our competitors of technologies that are substantially equivalent or superior to our technology would have a material adverse effect on our operations and financial condition.

     We are also subject to the risk of infringing the intellectual property rights of others. Although we believe that our technology does not infringe on the proprietary rights of others, and we have not received any written notice of claimed infringements, because of the rapid technological development of the Internet industry, certain of our technologies may infringe on existing proprietary rights of third parties. If any such infringements exist or occur, we cannot assure you that we will be able to obtain licenses or rights necessary to avoid continued infringement on terms that would be satisfactory to us, if at all. A failure to obtain such licenses or rights could have a material adverse effect on our business, results of operations and financial condition. Further, in such event, we may be required to modify the infringing technology. There can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

     In addition, we may have to litigate to enforce our intellectual property rights, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and a diversion of our resources, and could have a material adverse effect on our business, results of operations and financial condition.

REGULATION OF THE INTERNET

     At the present time the amount of state and federal governmental regulation applicable to the Internet is relatively small when compared to other areas of communication and commerce. As the size, use and popularity of the Internet increases, it is possible that laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. Additionally, the rapid growth of electronic commerce may trigger the development of tougher consumer protection laws. The adoption of such laws or regulations could reduce the rate of growth of the Internet and could make it more difficult and expensive for us to carry on our planned business activities.

     Due to the increasing use of the Internet and the burden it has placed on the current telecommunications infrastructure, telephone carriers have requested the Federal Communications Commission ("FCC") to regulate Internet service providers and online service providers and impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. These regulations, if promulgated, could result in the reduced use of the Internet as a medium for commerce, which could have a material adverse effect on our business, financial condition and results of operations.

REGULATION CONCERNING PRIVACY

     Specific laws and regulations concerning the use of the Internet have been enacted. In particular, as directed by Congress in the Children's Online Privacy Protection Act, also known as COPPA, the Federal Trade Commission recently adopted regulations, effective April 21, 2000, prohibiting unfair and deceptive acts and practices in connection with the collection and use of personal information obtained from children under 13 years old on the Internet. Because our Web site is not directed at children and we do not anticipate its widespread use by children, COPPA and the FTC's regulations should not have a significant effect upon our business. While we expect to have a privacy policy designed to enhance the protection of the privacy of our users, there can be no assurance that these programs will conform with any regulations which have been adopted by the FTC. Nevertheless, the FTC has strongly advocated that general audience Web sites establish privacy policies that include procedures to disclose and notify users of privacy and security policies, obtain consent from users for collection and use of information, and provide users with the ability to access, correct and delete personal information stored by the company. While we expect to adopt a privacy policy regarding use of personal user information and expect to post this policy on our Web site, there can be no assurance that we will adopt policies that conform with the regulations adopted or policies advocated by the FTC or any other federal or state governmental entity.


     It is also possible that cookies, or information keyed to a specific server, file pathway or directory location that is stored on a user's hard drive, which are used to track demographic information and to target advertising, may become subject to laws limiting or prohibiting their use. Limitations on or elimination of our use of cookies could limit the effectiveness of our ability to market to certain users, which could have a material adverse effect on our business, results of operations and financial condition.

     The European Union has adopted a directive that imposes restrictions on the collection and use of personal data. Under the directive, EU citizens are guaranteed rights to access their data, rights to know where the data originated, rights to have inaccurate data rectified, rights to recourse in the event of unlawful processing and rights to withhold permission to use their data for direct marketing. The directive could, among other things, adversely affect U.S. companies that collect information over the Internet from individuals in EU member countries, and may impose restrictions that are more stringent than current Internet privacy standards in the United States. Politics.com may ultimately engage in data collection from users in EU member countries. If we do, we would be subject to the EU directive.

     We intend to take the necessary measures to ensure that our Web site complies with industry standards relating to user privacy.


                          Forward-looking Statements

     Many statements made in this prospectus are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements.


                               Use of Proceeds

     The Company will receive no proceeds from this offering.



                              Legal Proceedings

     The Company is a party to various legal proceedings, none of which individually, or in the aggregate have the potential, in the opinion of the Company's management, to result in a material event for the Company.

         Directors, Executive Officers, Promoters and Control Persons

     Name             Age        Position
     -----            ----       ---------

     Howard R. Baer   58         Chairman of the Board of Directors,
                                 Chief Executive Officer and
                                 President

     Kevin C. Baer    32         Secretary/Treasurer and Director

     Set forth below is certain biographical information concerning the Company's officers and directors.



        Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of the time that our shares are distributed pursuant to this offering, the common stock ownership of each person known by us who will be the beneficial owner of 5% or more of our common stock. It also sets forth, as of the date of such distribution, the common stock ownership of each director and executive officer, and all of the directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power with respect to the shares shown.

                                                            Percentage of
Name and Position              Number of Shares             Outstanding Stock
------------------             ----------------             -----------------

Howard R. Baer                  5,323,640 (1)               44.3%
Chairman, Chief Executive
Officer and President

Kevin C. Baer                   2,000,970                   16.7%
Secretary/Treasurer
and Director

Officers and Directors
As a group                      7,324,610                   61.0%
_______________

(1) Includes a total of 31,213 shares held by Mr. Baer's wife. Mr. Baer disclaims any beneficial control over any of the shares owned by his wife.



                          Description of Securities

     Our authorized capital stock consists of 20,000,000 shares of common stock, $0.001 par value. All shares have equal voting rights and are not assessable. Voting rights are not cumulative. The holders of more than 50% of the voting stock could, if they chose to do so, elect all of the directors.

Common Stock

     Upon liquidation, dissolution or winding up of the Company and after the payment of liabilities and satisfaction of all claims by shareholders of any preferred stock, our assets will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any additional securities and they have no right to require us to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock that may be sold in the future will be, upon issuance, fully paid and nonassessable.

     Holders of our common stock are entitled to share equally in dividends when, as and if declared by the board of directors, out of funds legally available for that purpose after payment of any dividends to the holders of any preferred stock. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

     We presently have a total of 1,000,000 shares of common stock issued and outstanding, all of which are held by English Language Learning and Instruction System, Inc., a Delaware corporation.

Preferred Stock

     We have no preferred stock authorized or outstanding.

Change in Control Provisions

     There are no provisions in our charter or bylaws that would delay, defer or prevent a change in control of the Company.



                                   Experts

     The financial statements from inception through December 31, 2000 included in this prospectus, have been audited by Wolinetz, Lafazan & Company, P.C., independent accountants, as stated in their report appearing herein and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                           Description of Business

HISTORY

     Politics.com, Inc., a Delaware corporation, was formed in January 1997 under the name Lone Oak, Inc. Lone Oak, Inc. is the successor-by-merger of B&E Securities Management, Inc., a Maryland corporation incorporated in January 1969. B&E Securities Management, Inc. was inactive from around 1971 until its merger with and into Lone Oak, Inc. in February 1997. Lone Oak, Inc. had no significant operations since its inception until July 1999. In April 1999, Lone Oak, Inc. sold its wholly-owned subsidiary, D&E Flight Simulators, Inc. for $5,000. On July 27, 1999, Lone Oak, Inc. acquired all of the issued and outstanding shares of common stock of Politics.com, Inc., a Nevada corporation ("Politics.com-Nevada") (following which Lone Oak, Inc. changed its name to Politics.com, Inc.). Politics.com's business consisted solely of the business conducted by its wholly-owned subsidiary, Politics.com-Nevada.

     On January 31, a special meeting of the shareholders of Politics.com, Inc. was held in Tempe, Arizona. At this meeting, the shareholders of Politics.com, Inc., among other things, (i) approved a one for ten reverse stock split (the "Reverse Split"); and (ii) approved an Agreement and Plan of Reorganization (the "Reorganization Agreement") between Politics.com, Inc. and Computer Assisted Learning and Instruction, Inc., a Utah corporation ("CALI"), whereby CALI was merged with and into Politics.com, Inc. and Politics.com, Inc. changed its name to English Language Learning and Instruction System, Inc. ("ELLIS") and the shareholders of CALI received 11,550,000 post Reverse Split shares of ELLIS.

GENERAL

     We are a development stage Internet company that intends to be a global Internet media company, offering a branded network of information, communication, entertainment, community, and commerce services with a common theme of politics.

     We draw users to our Web site by providing a one-stop destination which enables users to identify, select and access resources, services, content and information on the World Wide Web (the "Web"), all of which are related to politics. Our Web site offers news, information and entertainment search and directory service, activism and participation communities, and a retail store.

     The Web site is currently available to any Internet user with a generally available web browser. We are constantly updating and modifying our Web site to provide our users with the most current and useful information and services relating to politics that we believe is available on the Internet.

THE INTERNET INDUSTRY AND POLITICS

     The Internet is evolving into a global medium, allowing millions of individuals throughout the world to communicate, share information and engage in commerce electronically. The World Wide Web is a graphical based, interactive environment that facilitates the exchange of information and entertainment among users worldwide. The use of the Internet and the Web is continuing to grow as the number of users increases due to the increasing number of personal computers installed in homes and offices, the declining prices of personal computers, the improvements in network infrastructure, the availability of faster and cheaper Internet access, and the increasing familiarity and acceptance of the Internet by businesses and consumers. Web usage is also expected to continue to grow rapidly due to unique characteristics that differentiate it from traditional media, such as real-time access to interactive content, real-time communication capabilities and the absence of geographic or temporal limitations.

     The Internet is in the early stages of changing the political landscape and political life in the United States and throughout the world. Government bodies, political parties, candidates, movements, lobbying organizations, and individuals seeking to employ the Internet as a vehicle for accomplishing their goals, are beginning to utilize the Internet to express their political opinions and beliefs. For example, former Presidential candidate Bill Bradley used our Web site to participate in the first live town hall Internet webcast. Mr. Bradley was able to present his views and answer questions asked by our Web site users.

     The online political landscape, while rich and diverse, is currently not well-organized, nor is it well served by systems for communication, collaboration, and commerce. It is therefore not an environment ready for the voting public. We believe that the online political environment needs a portal company attuned to the unique nature of the political process. Our Web site will provide the basic infrastructure for politics on the Internet.

PRODUCTS AND SERVICES

      Our principal Web site is focused solely on political interests and activities. The principal Web site consists of the following underlying features and services: a news, information and entertainment channel which enables users to read, listen, see and interact with political figures, newsmakers and experts; a search and directory service which enables users to find and link to Web sites providing information covering political data and information; activism and participation communities which serves as a town hall and enables users to roam, meet, discuss, organize, fund-raise, petition and vote on political matters; and a retail store which offers for sale memorabilia, tapes, books, reports, travel, subscriptions, memberships and other relevant items.

     We currently hold various Internet domain names relating to our brand, including "www.politics.com", "www.elections.com", and "politicaljunkie.com," for $55,000. The PoliticalJunkie Web site attracts a regular audience of journalists, political professionals, and politically committed individuals by offering an efficient source of access to political information. The directory area of our Web site has an extensive library of information and Web links to other Web sites relating to political information, including approximately 90 newspapers, approximately 100 political columnists, and many governor's offices.

OUR MARKET OPPORTUNITY

We believe we are well-positioned to exploit the following key market trends:

* Our research indicates that a majority of U.S. households are accessing the Internet and are increasingly relying on the Internet for information about politics;

* Advertisers are spending more money to advertise on the Internet as Internet usage continues to expand;

* The Internet audience is constantly looking for new sources of information, entertainment, and interaction; and

* Our review of Web sites which are currently focused on politics as their primary subject reveal that they are generally poorly organized, lacking content and market presence.

      We believe the opportunities to create value from an audience focused on politics are numerous. For example:

* Vendors of products and services may want to promote and sell to well-defined demographic groups;

* Promoters of political causes and interests may want to focus their efforts to those individuals most open to their arguments;

* Organizers of political initiatives and movements may want to rent space in an active, well-populated political arena;

*     Candidates already raise money online;

* Activists and organizations will subscribe to premium political information and will host services;

* Owners of traditional and Internet media will want to promote their programming to a targeted audience and will also want access to content, programming, and properties produced by the destination; and

* Sponsorship of "good causes" will help position organizations and individuals.

                              Plan of Operation

OUR STRATEGIES

WE OWN THE POLITICS.COM DOMAIN NAME.

     We believe that ownership of the Politics.com domain name provides us with a strategic market advantage. We believe that branding and consumer loyalty on the Internet are dependent upon our ability to differentiate our services and to enhance our users' experience by continually offering innovative technology and appealing features and effectively marketing these features to existing and potential users of our Web site.

     We receive immediate and continuing name recognition because our domain name communicates the nature of our brand, it provides an umbrella for state, local, and international affiliations and it also yields traffic from those users that routinely use the address bar of a browser to find sites of interest. We believe that people type "politics" into their browser just to see the response.

     We expect to refine our brand identity with further market research and testing. We will seek to make Politics.com the Web site to go to for information relating to politics. We may also enhance our brand development through:

*    Network radio advertising;

*    National print, outdoor and Web-based advertising;

*    Finding strategic partners;

*    Engaging in marketing and distribution arrangements;

*    Special event sponsorships;

*    Public and community relations programs; and

*    Network television and national cable advertising.

OUR KEY OPERATIONAL STRATEGIES.

     We have a number of key operational strategies which include the expectation to do the following:

* Build a strong management team with the experience and talent to grow a major media company;

* Appoint advisory boards to lend their experience, reputation, and influence;

* Use an experienced Web development company to design, build, and host the Web site. Internally produce original content and events. Acquire and license generally available technology, content and services such as chat rooms, site search, link directory, and free email;

* Use experienced managing editors to organize and manage content and services;

* Acquire attractive, synergistic Web properties to rapidly expand the breadth and depth of the Web site, in order to enhance the value of the site to potential advertisers; and

* Focus on aggressive marketing of our brand in a variety of media, including print, radio, and television. Seek strategic relationships with traditional and local media to enhance reach and penetration.

     Although we believe our operational strategies are attainable, we cannot guarantee that we will successfully implement any or all of our key operational strategies.

MARKETING AND ADVERTISING OF THE POLITICS.COM WEB SITE

     Our marketing goal is to attract traffic to the Politics.com Web site and to develop the Politics.com brand. We expect our marketing plan to include the use of multiple advertising media, such as affiliate programs, radio, television, print, outdoor and Web-based advertising.

     We also intend to increase our Web site traffic by increasing the number and visibility of entry points to the Politics.com Web site through co-branding and other marketing arrangements with content providers and other political-related Web sites.

     In an effort to increase traffic, we expect to add content and other features to our Web site that we expect will encourage users to spend more time on our Web site. We also intend to regularly enhance our technological features and services and update our content in order to encourage consumers to use our Web site more frequently.

     We cannot assure that we will be able to effectively promote the Politics.com Web site.

SALES AND REVENUES

     We expect to generate revenue primarily through the sale of advertisements, promotions, sponsorships, merchandising, direct marketing and electronic commerce. We expect to derive revenue from our Web site as follows:

* Advertising by vendors, candidates, parties, and special interest groups both on the Web site and in a free email service;

*    Commerce fees from advertisers making sales from their ads;

*    Placement fees from political organizations, services, and figures;

* Pay-per-view or registration fees for premium services and products which will include, among other things, subscriptions to special e-mail publications and web events ;

*    Sponsorships and special promotions;

*    Paid surveys and polls;

*    Sales of related products such as tapes, books, memorabilia, and gifts;

*    Placement fees from affiliated state and local political sites;

*    Classified ad services;

*    Travel services;

* Hosting fees (i.e., fees for providing the ability to access a Web site on the Internet) from political organizations, individuals, and movements for permanent and temporary spaces, special forums, fund-raisers, campaigns, and conventions;

* Sales of value-added services to hosted organizations such as travel services, direct marketing/mail, and virtual offices;

*    Registration fees for special forums; and

* Sales of books, videos, magazine subscriptions, art, collectibles, newsletters, Washington, D.C. tours, affinity credit cards, etc.

     We also expect to generate revenue from (i) co-branders who will provide and use Politics.com's content and services in exchange for access fees; (ii) distributors who will deliver Politics.com's services to their markets; (iii) franchisees who will buy rights to local markets; (iv) media partners who will co-distribute programming; (v) sponsors who will provide funding for some events and properties; (vi) syndicators who will buy programming; and (vii) vendors who will use our online store.

     We expect that approximately 70% of our revenue will be generated by advertising and sponsorship fees from organizations using our Web site to communicate with their target markets and constituencies. Approximately 30% of our revenues will result from service fees, e-commerce and other forms of revenue described above.

     Although we expect to derive revenue and generate sales from a variety of sources, there can be no assurance that we will be able to generate revenue or sales from any of the foregoing, or that the amount of revenue generated will be sufficient to sustain our business as a going-concern.



                           Description of Property

     We currently rent on a month-to-month basis approximately 1,400 square feet of office space for our principal executive offices located at 2530 South Rural Road, Tempe, Arizona at a cost of $1,100 per month. We believe our properties are in good condition and satisfactory for our operations.



                Certain Relationships and Related Transactions

     Upon formation of the Company in December 2000, 1,000,000 shares of the Company's common stock were issued to Politics.com, Inc., making Politics.com, Inc. the sole shareholder of the Company's common stock, prior to this Registration Statement.

     Since the Company's inception, the Company's Chairman has loaned a total of $48,465 to the Company. These loans accrue interest at 6% per annum and are payable on demand.

     The Company has accrued interest in the amount of $114,267 since inception on loans made by the Company's Chairman to the Company and to Politics.com, Inc.

     The Company's Chairman and Vice President have accrued salaries in the aggregate amount of $312,500. The Company has not paid any salary since its inception.

           Market for Common Equity and Related Stockholder Matters

No Market for Common Shares

     While we do intend to apply to the NASD OTC Bulletin Board for a listing of our common shares, as of the date of this prospectus and for the foreseeable future there is no public or private market for our shares. There can be no assurance that we will be successful in obtaining and maintaining a listing on the NASD OTC Bulletin Board for our common shares.

Possible Issuance of Additional Securities

    We may need additional financing to achieve our business objectives. In the event that we obtain additional capital through the issuance of common shares, you may experience significant dilution of your ownership interest in the Company.

Dividends

    We have never paid any dividends to shareholders of our common stock and do not anticipate doing so in the future.

Executive Compensation

    As of the date of this prospectus, no officers or directors have received any cash compensation from the Company. Since inception, the Company has accrued a total of $312,500 in unpaid salary to the Company's officers.

                             Financial Statements

     The audited financial statements for New Politics.com, Inc. for the year ended December 31, 2000, are attached hereto.

REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
New Politics.com, Inc. (A Nevada Corporation)

We have audited the accompanying balance sheet of New Politics.com, Inc. (A Development Stage Enterprise) as of December 31, 2000 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the period December 1, 2000 (Inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Politics.com, Inc., as of December 31, 2000, and the consolidated results of its operations and its cash flows for the period December 1, 2000 (Inception) to December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a net loss since inception and has had no revenues and has a working capital deficiency at December 31, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wolinetz, Lafazan & Company, P.C.

WOLINETZ, LAFAZAN & COMPANY, P.C.



Rockville Centre, New York
March 16, 2001

                            NEW POLITICS.COM, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                                BALANCE SHEET


                                                   December 31, March 31, 2001
                                                       2000      (Unaudited)
                                                  ------------- -------------

                                    ASSETS

Current Assets:
  Cash                                            $        296  $         44

Property and Equipment (Net of Accumulated
  Depreciation of $1,422 at December 31, 2000
  and $5,689 at March 31, 2001)                         65,421        61,154

Intangibles   Internet Domain Names (Net of
  Accumulated Amortization of $3,146 at
  December 31, 2000 and $9,438 at March 31, 2001)       37,750        31,458
                                                  ------------- -------------

Total Assets                                      $    103,467  $     92,656
                                                  ============= =============


                    LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Accounts Payable                                $    727,817  $    722,817
  Capitalized Lease Obligations                         38,080        42,840
  Notes and Loans Payable - Related Parties          1,161,648     1,210,113
  Accrued Expenses                                     436,182       501,534
                                                  ------------- -------------

       Total Current Liabilities                     2,363,727     2,477,304

Capitalized Lease Obligations -
  Net of Current Portion                                78,913        71,773
                                                  ------------- -------------

       Total Liabilities                             2,442,640     2,549,077
                                                  ------------- -------------
Commitments and Contingencies

Stockholders' Deficit:
  Common Stock, $.001 Par Value; 1,000,000
    Shares Authorized, Issued and Outstanding            1,000         1,000
  Deficit Accumulated in the Development Stage      (2,340,173)   (2,457,421)
                                                  ------------- -------------

       Total Stockholders' Deficit                  (2,339,173)   (2,456,421)
                                                  ------------- -------------

Total Liabilities and Stockholders' Deficit       $    103,467  $     92,656
                                                  ============= =============


The accompanying notes are an integral part of the financial statements.

                            NEW POLITICS.COM, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                           STATEMENT OF OPERATIONS

                                                              December 1, 2000
                         December 1, 2000  Three Months Ended (Inception) To
                         (Inception) To    March 31, 2001     March 31, 2001
                         December 31, 2000 (Unaudited)        (Unaudited)
                         ----------------- ------------------ ----------------

Revenues                 $              -  $           2,515  $         2,515
                         ----------------- ------------------ ----------------

Costs and Expenses:

  Selling, General and
  Administrative Expenses          27,107            119,763          146,870
                         ----------------- ------------------ ----------------

Net Loss                 $      (  27,107) $       ( 117,248) $      (144,355)
                         ================= ================== ================
Earnings Per Common
  Share -  Basic:

  Weighted Average
  Common Shares
  Outstanding                   1,000,000          1,000,000
                         ================= ==================
Net Loss Per Common
 Share - Basic           $       (    .02) $           ( .12)
                         ================= ==================






The accompanying notes are an integral part of the financial statements.

                            NEW POLITICS.COM, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
        FOR THE PERIOD DECEMBER 1, 2000 (INCEPTION) TO MARCH 31, 2001

                                                   Deficit
                                                   Accumulated
                                                   In The
                              Common Stock         Development
                            Shares     Amount      Stage        Total
                            ---------- ----------- ------------ ------------

Balance - Beginning                  -  $        - $         - $         -

Issuance of Common Stock     1,000,000       1,000           -        1,000

Net Loss for the Period              -           -   (  27,107)    ( 27,107)

Excess of Net Liabilities
 over Net Assets Acquired
 Pursuant to Asset Purchase
 Agreement                           -           -  (2,313,066)  (2,313,066)
                            ---------- ----------- ------------ ------------

Balance - December 31, 2000  1,000,000       1,000  (2,340,173)  (2,339,173)

Net Loss for the Period              -           -     117,248)  (  117,248)
                            ---------- ----------- ------------ ------------
Balance - March 31, 2001
 (Unaudited)                 1,000,000 $     1,000 $(2,457,421) $(2,456,421)
                            ========== =========== ============ ============















The accompanying notes are an integral part of the financial statements.




                  NEW POLITICS.COM, INC. AND SUBSIDIARY
                     (A DEVELOPMENT STAGE ENTERPRISE)
                         STATEMENT OF CASH FLOWS


                                                                               December 1, 2000
                                          December 1, 2000  Three Months Ended (Inception) To
                                          (Inception) To    March 31, 2001     March 31, 2001
                                          December 31, 2000 (Unaudited)        (Unaudited)
                                          ----------------- ------------------ ----------------
Cash Flows from Operating Activities:
  Net Loss                                $    (    27,107) $        (117,248) $      (144,355)
  Adjustment to Reconcile Net Loss to
    Net Cash Used by Operating Activities:
      Depreciation and Amortization                  4,568             10,559           15,127
      Changes in Operating Assets and
        Liabilities:
      Increase (Decrease) in Accounts
        Payable                                      5,000         (    5,000)               -
      Increase in Accrued Expenses                  16,539             65,352           81,891
      Other                                          1,000                  -            1,000
                                          ----------------- ------------------ ----------------
        Net Cash Provided (Used) by
        Operating Activities:                            -          (  46,337)       (  46,337)
                                          ----------------- ------------------ ----------------
Cash Flows from Investing Activities:
  Net Cash Acquired Pursuant to Asset
    Purchase Agreement                                 296                  -              296
                                          ----------------- ------------------ ----------------
        Net Cash Provided by
        Investing Activities                           296                  -              296
                                          ----------------- ------------------ ----------------

Cash Flows from Financing Activities:
  Capitalized Lease Obligations                          -         (    2,380)      (    2,380)
  Borrowings from Related Parties                        -             48,465           48,465
                                          ----------------- ------------------ ----------------
        Net Cash Provided by
        Financing Activities                             -             46,085           46,085
                                          ----------------- ------------------ ----------------

Increase (Decrease) in Cash                            296          (     252)              44
Cash - Beginning of Period                               -                296                -
                                          ----------------- ------------------ ----------------
Cash - End of Period                      $            296  $              44  $            44
                                          ================= ================== ================

Supplemental Disclosure of Cash Information:
  Cash Paid for Interest                  $              -  $               -  $             -
                                          ================= ================== ================

  Cash Paid for Income Taxes              $              -  $               -  $             -
                                          ================= ================== ================

Non-Cash Financing Activities:
  Issuance of 1,000,000 Shares of
    Common Stock to Parent                $          1,000  $               -  $             -
                                          ================= ================== ================

  Excess of Net Liabilities Over Net
   Assets Acquired Pursuant to Asset
   Purchase Agreement                     $     (2,313,066) $               -  $             -
                                          ================= ================== ================


The accompanying notes are an integral part of the financial statements.

                                   F-6


                      NEW POLITICS.COM, INC.
                 (A DEVELOPMENT STAGE ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000
                (Information as of March 31, 2001
   and For The Three Months Ended March 31, 2001 is Unaudited)

NOTE 1 - Organization and Basis of Presentation
         --------------------------------------

         New Politics.com, Inc. ("the Company") was incorporated on December 1, 2000 under the laws of the State of Nevada. The Company is a wholly owned subsidiary of English Language Learning and Instruction System, Inc. (F/K/A Politics.com, Inc., "Politics-Delaware") a publicly owned Delaware corporation ("ELLIS"). ELLIS was formed in January 1997 under the name Lone Oak, Inc. On July 27, 1999, Lone Oak, Inc. acquired all of the issued and outstanding shares of common stock of Politics.com, Inc., a Nevada corporation ("Politics-Nevada"), following which Lone Oak, Inc. changed its name to Politics.com, Inc. On December 15, 2000 Politics-Delaware entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") by and between Politics-Delaware and Computer Assisted Learning and Instruction, Inc., a Utah corporation ("CALI"). The Reorganization Agreement was executed on January 31, 2001.

         Under the terms of the Reorganization Agreement, the shareholders of CALI exchanged 100% of the outstanding common stock of CALI for 11,550,000 shares of Politics-Delaware common stock. CALI was then merged with and into Politics-Delaware and Politics-Delaware changed its name to English Language Learning and Instruction System, Inc.

         Upon formation, the Company entered into an asset purchase agreement with Politics-Delaware whereby the Company acquired from Politics-Delaware all of its assets and liabilities. As consideration for acquiring the assets, the Company assumed complete and sole responsibility of and for all obligations associated with the assets acquired.

         The Company intends to be a global Internet media company and maintain a non-partisan web site that contains balanced content with a common theme of politics.

         ELLIS' ownership interest in the Company will be distributed to ELLIS' stockholders by issuing one share of the Company for every share of ELLIS held by such stockholders. This "spin-off" was approved by ELLIS' stockholders on January 31, 2001 (see Note 10).

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2000 the Company was a development stage enterprise and has incurred a net loss of approximately $27,000 since inception and its current liabilities exceed its current assets by approximately $2,363,000. In addition, the Company's predecessor, Politics-Delaware has incurred losses since March 1999 of approximately $9,147,000. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.
Continuation of the Company is dependent on (i) its exiting the development stage, (ii) achieving sufficiently profitable operations and (iii) obtaining adequate financing. These financial statements do not reflect any adjustments relating to the recoverability and classification of assets carrying amounts and classification of liabilities should the Company be unable to continue as a going concern.

         The Company, individually and through Politics-Delaware, has incurred substantial losses and has funded its operations through debt and equity financings. The Company will need to continue to fund its operations in this manner until it achieves sufficiently profitable operations. The Company plans to raise additional funds. The achievement and/or success of these planned measures, however, cannot be determined at this time.

                      NEW POLITICS.COM, INC.
                 (A DEVELOPMENT STAGE ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000
              (Information as of March 31, 2001 and
     For The Three Months Ended March 31, 2001 is Unaudited)


NOTE 2 - Summary of Significant Accounting Policies
         ------------------------------------------

         Use of Estimates
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         Property and Equipment
         ----------------------

         Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which approximate 5 years. Leasehold improvements were amortized over 3 years.

         Website Development Costs
         -------------------------

         Website development costs are expensed as incurred.

         Research and Development Costs
         ------------------------------

         Research and development costs are expensed as incurred.

         Revenue Recognition
         --------------------

         Revenues, consisting principally of advertising and electronic revenues will be recognized as the services are performed or when the goods are delivered. Deferred revenues will consist primarily of prepaid advertising and electronic commerce fees.

         Intangibles
         -----------

         Intangibles consist of the cost of certain Internet Domain Names. These intangibles are amortized using the straight-line method over periods ranging from three to four years. The Company periodically reviews intangible assets to determine if any impairment exists based upon projected, undiscounted net cash flows of the related business. As of December 31, 2000, in the opinion of management, there has been no material impairment. As of December 31, 2000, the Company owned the Internet Domain Name "politics.com".

         Income taxes
         ------------

         The Company records deferred income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company's assets and liabilities. An allowance is recorded, based upon currently available information, when it is more likely than not that any or all of the deferred tax assets will not be realized. The provision for income taxes includes taxes currently payable, if any, plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

                      NEW POLITICS.COM, INC.
                 (A DEVELOPMENT STAGE ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000
              (Information as of March 31, 2001 and
     For The Three Months Ended March 31, 2001 is Unaudited)


NOTE 2 - Summary of Significant Accounting Policies (Continued)
         ------------------------------------------------------

         Loss Per Share
         --------------

         The computation of loss per share of common stock is computed by dividing net loss for the period by the weighted average number of common shares outstanding during that period.

         Fair Value of Financial Instruments
         -----------------------------------

         The carrying value of the Company's financial instruments, including cash, accounts payable, accrued expenses and notes and loans payable approximated fair value because of the short maturity of these instruments.

         Unaudited Interim Financial Statements
         --------------------------------------

         The financial statements as of March 31, 2001 and for the quarter ended March 31, 2001 are unaudited. In the opinion of the Company, the accompanying unaudited financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position results of operations and cash flows for the periods presented.

          Results of operations for interim periods are not necessarily indicative of the results of operations for a full year.


NOTE 3 - Property and Equipment
         ----------------------

                                          December 31,    March 31, 2001
                                          2000            (Unaudited)
                                          --------------- ----------------
Property and equipment consists
  of the following:

      Office Equipment and Computers      $       66,843  $        66,843

      Less:  Accumulated Depreciation              1,422            5,689
                                          --------------- ----------------
                                          $       65,421  $        61,154
                                          =============== ================

                      NEW POLITICS.COM, INC.
                 (A DEVELOPMENT STAGE ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000
              (Information as of March 31, 2001 and
     For The Three Months Ended March 31, 2001 is Unaudited)


NOTE 4 -  Notes and Loans Payable - Related Parties
          ------------------------------------------

                                                   December 31,  March 31,2001
                                                   2000          (Unaudited)
                                                   ------------- -------------

Notes and loans payable to related parties consist of the following:

Note payable to the Company's Chairman of the
  Board, bearing interest at 10% per annum and
  payable on demand.  Such note was issued as
  consideration for the purchase of certain
  Internet domain names.                           $    151,000  $    151,000

Note payable to an affiliate of the Company's
  Chairman of the Board, bearing interest at
  6% per annum and payable on demand.                   227,002       227,002

Note payable  to an affiliate of an officer and
  director of the Company, bearing interest at
  6% per annum and payable on demand.                    25,181        25,181

Note payable to a former officer and director
  of the Company, bearing interest at 6% per
  annum and payable on demand.                           40,204        40,204

Loans payable to the Company's Chairman of the
  Board and an affiliate of the Company's
  Chairman of the Board, bearing interest at 6%
  per annum, and payable on demand                      718,261       766,726
                                                   ------------- -------------
                                                   $  1,161,648  $  1,210,113
                                                   ============= =============


NOTE 5 - Capitalized Lease Obligations
         ------------------------------

         Capitalized lease obligations are payable $2,380 monthly for 60 months.


NOTE 6 - Accrued Expenses
         ----------------
                                                   December 31,  March 31,2001
                                                   2000          (Unaudited)
                                                   ------------- ------------
Accrued expenses consist of the following:

   Accrued interest on related party indebtedness  $     94,883  $   114,267
   Accrued salaries to related parties                  250,000      312,500
   Other accrued expenses                                91,299       74,767
                                                   ------------- ------------
                                                   $    436,182  $   501,534
                                                   ============= ============

                      NEW POLITICS.COM, INC.
                 (A DEVELOPMENT STAGE ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000
              (Information as of March 31, 2001 and
     For The Three Months Ended March 31, 2001 is Unaudited)


NOTE 7 - Stockholders' Deficit
         ---------------------

         Common Stock
         ------------

          On December 1, 2000 the Company issued 1,000,000 shares of common stock at $.001 per share to its parent as its initial capitalization.


NOTE 8 - Commitments and Contingencies
         -----------------------------

         Other
         -----

         The Company, by way of assignment, has agreed to pay its web site developer 25% of the proceeds of any offering of securities by the Company until such time as New Politics' account with the web site developer is current.


NOTE 9 - Income Taxes
         ------------

         For income tax purposes, the Company has a net operating loss carryforward ("NOL") at December 31, 2000 of approximately $27,000 expiring in 2015 if not offset against future federal taxable income. There may be certain limitations as to the future annual use of the NOLs due to certain changes in the Company's ownership.

         Income tax benefit attributable to net loss differed from the amounts computed by applying the statutory Federal Income tax rate applicable for each period as a result of the following:

                                                   Year Ended
                                                 December 31, 2000
                                                 -----------------
Computed "expected" tax benefit                  $          9,000
Decrease in tax benefit resulting from
  net operating loss for which no benefit
  is currently available                               (    9,000)
                                                 -----------------
                                                 $              -
                                                 =================
         The Company had deferred tax assets of approximately $9,000 at December 31, 2000, resulting primarily from net operating loss carryforwards. The deferred tax assets have been fully offset by a valuation allowance resulting from the uncertainty surrounding their future realization.


NOTE 10 - Subsequent Events
          -----------------

          The stockholders of the Company's Parent approved the distribution of all of its interest in the Company on January 31, 2001

                      NEW POLITICS.COM, INC.
                 (A DEVELOPMENT STAGE ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2000
              (Information as of March 31, 2001 and
     For The Three Months Ended March 31, 2001 is Unaudited)


NOTE 11 - Subsequent Events - Unaudited
          -----------------------------

          On April 27, 2001 the Company's Board of Directors authorized an increase in the Company's authorized common stock, par value $.001 per share, from 1,000,000 shares to 20,000,000 shares.

              Outside Back Cover Page of Prospectus

     Until _______, 200_, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.

     No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

             ______________________________________

                        12,010,180 shares

                      NEW POLITICS.COM, INC.

                          Common Stock

                  _____________________________

                            Prospectus

                         __________, 2001


                      New Politics.com, Inc.
                      2530 South Rural Road
                         Tempe, AZ 85282
                          (480) 731-9100

         Part II - Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

     Pursuant to Nevada Revised Statutes Section 78.7502 and 78.751, our Bylaws provide for the indemnification of present and former directors and officers and each person who serves at our request as our officer or director. We will indemnify officers and each person who serves at our request as our officer or director. We will indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is our director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interest. In a criminal action he must not have had a reasonable cause to believe his conduct was unlawful. This right of indemnification is not exclusive of other rights the individual is entitled to as a matter of law or otherwise.

     Our Bylaws specifically state that indemnification will not occur in an instance where the individual was adjudged liable to the Company or in an instance where the individual was adjudged liable on the basis that personal benefit was improperly received by such individual.

     The individual may receive indemnification from the Company in advance of final disposition if the Company is furnished with a written affirmation of his good faith that he has met the standard of conduct set forth in the Bylaws, the Company is furnished with an undertaking to repay the advance if it is ultimately determined that he did not meet such standard of conduct, and a determination is made that the facts then known to those making the determination would not preclude indemnification under the Company's Bylaws or the Nevada Revised Statutes.

Item 25.Other Expenses of Issuance and Distribution

     The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:

SEC Filing Fee                          $3.34
Printing Expenses                       $1,000*
Accounting Fees and Expenses            $5,000*
Legal Fees and Expenses                 $5,000*
Registrar and Transfer Agent Fees       $3,000*
Edgarizing and Miscellaneous Expenses   $1,500*

Total                                   $15,503.34*

______________
*Estimated

Item 26. Recent Sales of Unregistered Securities

     Upon formation of the Company in December 2000, 1,000,000 shares of the Company's common stock were issued to Politics.com, Inc., making Politics.com, Inc. the sole shareholder of the Company's common stock, prior to this Registration Statement.

Item 27. Exhibits

     (a) The following exhibits are filed as part of this Registration Statement according to Item 601 of Regulation S-B:

Exhibit No.  Title
-----------  -----

3.1          Articles of Incorporation
3.2          Certificate of Amendment to Articles of Incorporation
3.3          By-laws
5.1          Opinion of David M. Rees Regarding legality
23.1         Consent of David M. Rees (filed as part of Exhibit 5.1)
23.2         Consent of Wolinetz, Lafazan & Company, P.C.


     (b)  Financial statement schedules:

     All applicable information is included in the financial statements.

Item 28.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company according to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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     a.  To include any prospectus required by Section 10(a)(3) of the
         Securities Act of 1933;

     b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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                            Signatures

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Tempe, State of Arizona on May 25, 2001.

NEW POLITICS.COM, INC.

    /s/ Howard R. Baer
By: _____________________
        Howard R. Baer
        President



     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                    /S/ HOWARD R. BAER
Date: May 25, 2001 __________________________________
                        Howard R. Baer
                        Chairman and President

                    /S/ KEVIN C. BAER
Date: May 25, 2001 __________________________________
                        Kevin C. Baer
                        Vice President and Director







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